Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-203970, 333-214015, 333-217039 and 333-223794), Registration Statement (Form F-3 No. 333-215404) and in the related prospectus of our report dated March 26, 2019, with respect to the consolidated financial statements of Kornit Digital Ltd. and its subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2018.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 26, 2019	A Member of Ernst & Young Global